Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-147411) pertaining to the shares registered for public offering by Investcorp Technology Ventures L.P. and Form S-8 (No. 333-59856 and No. 333-04893) pertaining to the 2000 stock option plan and the 1995 stock option plan of our report dated March 25, 2008, on the consolidated financial statements of Wireless Telecom Group, Inc. as of and for the years ended December 31, 2007 and 2006.

/s/ PKF

Certified Public Accountants
A Professional Corporation

March 25, 2008
New York, New York

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